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                                                                   Exhibit 3.2

                          CERTIFICATE OF INCORPORATION

                                       OF

                                CEMAX-ICON, INC.


                                   ARTICLE I.

         The name of this corporation is Cemax-ICON, Inc.

                                   ARTICLE II.

         The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV.

         The corporation is authorized to issue two classes of shares to be designated respectively "preferred" and "common." The total number of shares which the corporation is authorized to issue is 80,000,000 shares. The number of preferred shares authorized is 30,000,000 shares (the "Preferred Stock"). The number of common shares authorized is 50,000,000 shares (the "Common Stock").

         The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. Except as set forth in
Article V hereof relating to the Series A Preferred Stock, the Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

         The Board of Directors is further authorized to increase or decrease the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such outstanding or necessary in order to satisfy outstanding warrants or other securities convertible into or exercisable for shares of such series, and, subject to the limitations and restrictions stated in the resolution of the

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Board of Directors originally fixing the number of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V.

         Section 1. Designation Series A Preferred. One million, nine hundred and ninety-five thousand, eight hundred and seventy-eight (1,985,878) shares of Preferred Stock are designated "Series A Preferred Stock" (hereinafter referred to as the "Series A Preferred") with the rights, preferences and privileges specified herein.

         Section 2. Dividend Provisions. The holders of shares of Series A Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this corporation) solely on the Common Stock of this corporation. Dividends shall be at the rate of $.32 per annum for each share of Series A Preferred whenever funds are legally available therefor, payable when, as, and if declared by the Board of Directors, which amounts shall be subject to equitable adjustment in the event of stock splits, stock dividends, combinations, reclassifications, or other similar events involving the Series A Preferred. Dividends on the Series A Preferred shall be noncumulative, and no right shall accrue to the holders of the Series A Preferred by reason of the fact that dividends on said shares are not declared in any prior period.

         Section 3.  Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the entire assets and funds of the corporation legally available for distribution (the "Funds") shall be distributed first ratably among the holders of the Series A Preferred in an amount per outstanding share of Series A Preferred equal to the sum of $4.00 plus all declared but unpaid dividends with respect to such share. If the entire assets and funds of the corporation shall be insufficient to pay the aforesaid preferential amounts in full, such assets and funds as are available shall be distributed to the holders of Series A Preferred in proportion to the full amount to which each such holder is entitled as set forth above. After full payment of the aforesaid preferential amounts, all remaining funds and assets shall be distributed ratably per share to the holders of all of the outstanding shares Common Stock. All of the foregoing amounts shall be subject to equitable adjustment in the event of stock splits, stock dividends, combinations, reclassifications, or other similar events involving the Series A Preferred or Common Stock.

                  (b) A consolidation or merger of this corporation with or into any other corporation or corporations, a sale of all or substantially all of the assets of the corporation, and the sale to a single entity or group of entities under common control of capital stock possessing more than 50% of the voting power of this corporation shall each be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3.

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                  (c) Each holder of an outstanding share of Series A Preferred shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of California, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or consulting relationship pursuant to agreements providing for the right of said repurchase between the corporation and such persons.

         Section 4.  Redemption.

                  (a) At any time after January 1, 2000, this corporation may, at the option of the Board of Directors and upon satisfaction of the terms and conditions as stated herein, from any source of funds legally available therefor, redeem in whole or in part the outstanding shares of Series A Preferred by paying in cash therefor a sum equal to $4.00 per share of Series A Preferred plus any declared and unpaid dividends on such shares to be redeemed. The term "Redemption Price" as used in this Section 4 refers to the respective amounts to be paid to redeem the Series A Preferred.

                  (b) In the event of the redemption of only a part of the then outstanding Series A Preferred, this corporation shall effect such redemption pro rata on the basis of the aggregate Redemption Price of each such series and within such series according to the number of shares held by each holder thereof.

                  (c) At least thirty (30) but no more than sixty (60) days prior to the Redemption Date (defined below), written notice shall be mailed (the "Redemption Notice"), postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series A Preferred to be redeemed, at the address last shown on the records of this corporation for such holder or given by the holder to this corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of this corporation is located, notifying such holder of the redemption of such shares, specifying the effective date of redemption (the "Redemption Date"), the Redemption Price, the place at which payment may be obtained, the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each holder of Series A Preferred to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

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                  (d) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares of Series A Preferred designated for redemption in the redemption notice as holders of Series A Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. The shares of Series A Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

                  (e) If, on or prior to the Redemption Date, this corporation deposits the total Redemption Price of all outstanding shares of Series A Preferred subject to redemption pursuant to a Redemption Notice in trust for the benefit of the respective holders of such shares, then, from and after the date of the deposit (although prior to the Redemption Date), the shares so called shall be deemed redeemed and dividends on those shares shall cease to accrue after the Redemption Date. Such deposit shall be made with a bank or trust company in California with irrevocable instructions and authority to such bank or trust company to pay, on and after the Redemption Date, the Redemption Price of the Series A Preferred to their respective holders upon surrender of their certificates which shall constitute full payment of the shares and, from and after the date of deposit, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price of the shares without interest, upon the surrender of their certificates, therefor. Any monies deposited by this corporation pursuant to this paragraph for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 5 no later than the fifth day preceding the Redemption Date shall be returned to this corporation forthwith upon such conversion. The balance of any monies deposited by this corporation pursuant to this paragraph remaining unclaimed at the expiration of one (1) year following the Redemption Date shall thereafter be returned to this corporation upon its request expressed in a resolution of its Board of Directors, after which time the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price (without interest) only from the corporation.

            Section 5. Conversion.        The holders of the Series A Preferred
shall have conversion rights as follows (the "Conversion Rights"):

                  (a)      Right to Convert.
                           (i) Subject to subparagraph (c) of this Section 5 and
                  at the option of each holder of Series A Preferred, at any time after the date of issuance of the Series A Preferred and prior to the close of business on the fifth day prior to any Redemption Date, at the office of this corporation or any transfer agent for such series of Preferred Stock, each share of Series A Preferred shall be initially convertible into one
                  (1) fully paid and non-assessable share of Common Stock, with the number of shares of

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                  Common Stock into which each share of such series of Preferred
                  Stock is convertible being referred to herein as the "Conversion Rate."

                           (ii) In the event of a call for redemption of any
                  shares of Series A Preferred pursuant to Section 4 hereof, the Conversion Rights as to the shares designated for redemption shall terminate at the close of business on the fifth day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

                           (iii) Each share of Series A Preferred shall
                  automatically be converted (without any action on the part of the holder thereof) into shares of Common Stock using the then effective Conversion Rate with respect to such series of Preferred Stock immediately upon the closing of a firm commitment underwritten public offering of the shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement relating solely to the sale of securities to employees of the corporation or a registration relating to a Securities and Exchange Commission Rule 145 transaction), covering any of this corporation's Common Stock, the aggregate proceeds to this corporation of which would, at the public offering price, exceed $5,000,000.

                  (b) Mechanics of Conversion. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred, or the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and, subject to legally available funds, a check payable to the holder in the amount of any declared and unpaid dividends on the converted shares of Series A Preferred. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders thereof as of such date.

                  (c) Conversion Rates Adjustments. The Conversion Rates of the Series A Preferred shall each be subject to adjustment from time to time as follows:

                           (i)      Special Definitions.  For purposes of this
                  Section 5(c), the following definitions shall apply:

                                    (A) `Options' shall mean rights, options or
                           warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

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                                    (B) `Convertible Securities' shall mean any
                           evidences of indebtedness, shares (other than the Common Stock) or other securities convertible into or exchangeable for Common Stock.

                                    (C) `Additional Shares of Common Stock'
                           shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(vi), deemed to be issued) by the Corporation, other than shares of Common Stock issued or issuable at any time:

                                                (1)         upon conversion of
                                                            the shares of
                                                            Preferred Stock
                                                            authorized herein;

                                                (2)         to officers,
                                                            directors, employees
                                                            of, or consultants
                                                            to, the Corporation
                                                            pursuant to any plan
                                                            or arrangement
                                                            approved by the
                                                            Board of Directors;

                                                (3)         as a dividend or
                                                            distribution on the
                                                            shares of Preferred
                                                            Stock or any event
                                                            for which adjustment
                                                            is made pursuant to
                                                            Section 5(c)(v)
                                                            hereof;

                                                (4)         by way of dividend
                                                            or other
                                                            distribution on
                                                            shares of Common
                                                            Stock excluded from
                                                            the definition of
                                                            Additional Shares of
                                                            Common Stock by the
                                                            foregoing clauses
                                                            (a), (b), or this
                                                            clause (d) or on
                                                            shares of Common
                                                            Stock so excluded.

                           (ii) Deemed Issue of Additional Shares of Common
                  Stock. In the event the Corporation, at any time or from time to time, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(c)(iv) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price for such series in effect on the date of, and immediately prior to, such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

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                                    (1) no further adjustment in the Conversion
                           Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (2) if such Options or Convertible
                           Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (3) upon the expiration of any such Options
                           or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                            i) in the case of Convertible
                                    Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                            ii) in the case of Options for
                                    Convertible Securities, only the Convertible
                                    Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been

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                                    received by the Corporation upon the issue
                                    of the Convertible Securities with respect to which such Options were actually exercised;

                                    (4) no readjustment pursuant to clause i) or
                           ii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                    (5) in the case of any Options which expire
                           by their terms not more than 90 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

                           (iii) Determination of Consideration. For purposes of
                  this Section 5(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A)         Cash and Property: Such
                                                consideration shall:

                                                (1)         insofar as it
                                                            consists of cash, be
                                                            computed at the
                                                            aggregate amount of
                                                            cash received by the
                                                            Corporation
                                                            excluding amounts
                                                            paid or payable for
                                                            accrued interest or
                                                            accrued dividends;

                                                (2)         insofar as it
                                                            consists of property
                                                            other than cash, be
                                                            computed at the fair
                                                            value thereof at the
                                                            time of such issue,
                                                            as determined in
                                                            good faith by the
                                                            Board irrespective
                                                            of any accounting
                                                            treatment; and

                                                (3)         in the event
                                                            Additional Shares of
                                                            Common Stock are
                                                            issued together with
                                                            other shares or
                                                            securities or other
                                                            assets of the
                                                            Corporation for
                                                            consideration which
                                                            covers both, be the
                                                            proportion of such
                                                            consideration so
                                                            received, computed
                                                            as provided in
                                                            clauses (a) and (b)
                                                            above, as determined
                                                            in good faith by the
                                                            Board.

                                    (B) Options and Convertible Securities. The
                           consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

                                            (x) the total amount, if any,
                                    received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of

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                                    additional consideration (as set forth in
                                    the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                            (y) the maximum number of shares of
                                    Common Stock (as set forth in the
                                    instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (iv) In the event the corporation at any time or from
                  time to time shall fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Additional Shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, Additional Shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the Additional Shares of Common Stock or the Common Stock Equivalents (including the Additional Shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Rate for the Series A Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of such series shall be increased in proportion to such increase of outstanding shares of Common Stock (including Common Stock Equivalents).

                           (v) If the number of shares of Common Stock
                  outstanding at any time is decreased by a reverse stock split or other combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Rate for the Series A Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                           (vi) If the Common Stock issuable upon conversion of
                  the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Rate for the Series A Preferred then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series

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                  A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such series of Preferred Stock immediately before that change.

                  (d) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation but will at all times in good faith assist in the carrying out of all of the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.

                  (e)         No Fractional Shares and Certificates as to
         Adjustments.

                           (i) No fractional shares shall be issuable upon
                  conversion of the Series A Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share based upon the total number of shares of Series A Preferred then being converted by such shareholder.

                           (ii) Upon the occurrence of each adjustment or
                  readjustment of the Conversion Rate pursuant to this Section 5, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Series A Preferred with respect to which the Conversion Rate is being adjusted or readjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon written request at any time of any holder of Series A Preferred furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Rate at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

                  (f) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of

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
         such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (g) Reservation of Stock Issuable upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (h) Notices. Any notice required by the provisions of this
         Section 5 to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United State mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

         Section 6. Voting Rights. Each holder of shares of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

         Section 7. Protective Provisions. So long as shares of Series A Preferred are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority, voting together as a class and not as separate series, of the total outstanding shares of Series A Preferred:

               (a) alter or change the rights, preferences or privileges of the shares of such series of Preferred Stock so as to affect adversely the shares of such stock; or

               (b) increase the authorized number of shares of such series of Preferred Stock.

         Section 8. Status of Converted or Redeemed Stock. In the event that any shares of Series A Preferred shall be converted or redeemed pursuant to
Section 4 or Section 5 hereof, the shares so

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
converted or redeemed shall not be reissued by the corporation and the authorized number of shares of the Series of shares so converted or redeemed shall be reduced by the number of shares so converted or redeemed.

                                   ARTICLE VI.

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                  ARTICLE VII.

         The Corporation is to have perpetual existence.

                                  ARTICLE VIII.

         1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         2. Indemnification. The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

         3. Amendments. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

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
                                   ARTICLE IX.

         In the event any shares of Preferred shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the corporation.

                                   ARTICLE X.

         Holders of stock of any class or series of this corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless such cumulative voting is required pursuant to Sections 2115 and/or 301.5 of the California Corporations Code, in which event each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

                                   ARTICLE XI.

         1. Number of Directors. The number of directors which constitutes the whole Board of Directors of the corporation shall be designated in the Bylaws of the corporation. The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders held in 1997; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 1998; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 1999; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.

         2. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE XII.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

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
                                  ARTICLE XIII.

         No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X or Article XII of this Restated Certificate of Incorporation or Sections 2.4, 2.5, 2.10 or 3.2 of the Corporation's Bylaws.

                                  ARTICLE XIV.

         Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         This Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

         IN WITNESS WHEREOF, Cemax-ICON, Inc. has caused this certificate to be signed by Michael O'Donnell, its Secretary, this ___ day of June, 1996.




                                           ----------------------------
                                           Michael O'Donnell, Secretary

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